INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant [x]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[x] Preliminary proxy statement              [ ] Confidential: for Use of the
[ ] Definitive proxy statement                   Commission Only (as permitted
[ ] Definitive additional materials              by Rule 14a-6(e)(2))
[ ] Soliciting material pursuant to Rule
    14a-11(c) or Rule 14a-12

                         Genzyme Transgenics Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement; if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________
   (2) Aggregate number of securities to which transactions applies:

________________________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

________________________________________________________________________________
   (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________
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________________________________________________________________________________
[ ] Fee paid previously with preliminary materials.

________________________________________________________________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

________________________________________________________________________________
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________________________________________________________________________________
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________________________________________________________________________________
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----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         GENZYME TRANSGENICS CORPORATION

               Five Mountain Road, Framingham, Massachusetts 01701
                                 (508) 872-8400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The annual meeting of the stockholders of Genzyme Transgenics Corporation, a Massachusetts corporation, will be held at The First National Bank of Boston, 100 Federal Street, Second Floor, Boston, Massachusetts, at 1:00 p.m. on Wednesday, May 28, 1997 for the following purposes:

      1.    To elect one director of the Company.

      2. To vote on a proposed amendment to the Company's 1993 Employee Stock Purchase Plan to increase the number of shares of Common Stock covered by the plan by 600,000 shares.

      3. To vote on a proposed amendment to the Company's 1993 Equity Incentive Plan to increase the number of shares of Common Stock covered by the plan by 500,000 shares.

      4. To vote on a proposed amendment to the Company's 1993 Director Stock Option Plan to increase the number of shares of Common Stock covered by the plan by 50,000 shares.

      5. To vote on a proposed amendment to the Company's Restated Articles of Organization to increase the number of shares of Common Stock issuable by the Company by 16,000,000 shares.

      6. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on April 1, 1997 will be entitled to vote at the meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                            By order of the Board of Directors,

                                            Peter Wirth
                                            Clerk

Dated: April 27, 1997

                         GENZYME TRANSGENICS CORPORATION

               Five Mountain Road, Framingham, Massachusetts 01701
                            Telephone (508) 872-8400

                                 ---------------

                                 Proxy Statement

                                 ---------------

                               GENERAL INFORMATION

      The enclosed proxy is solicited on behalf of the Board of Directors of Genzyme Transgenics Corporation (the "Company") for use at the annual meeting of stockholders to be held on Wednesday, May 28, 1997, and at any adjournments thereof.

      The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders.

      On April 1, 1997, the Company had outstanding 17,198,532 shares of common stock, $.01 par value (the "Common Stock"), which is its only outstanding class of voting stock. Only stockholders of record at the close of business on April 1, 1997 will be entitled to vote at the meeting. A majority in interest of all stock issued, outstanding and entitled to vote at the meeting, represented at the meeting, in person or by proxy, constitutes a quorum for the transaction of business.

      The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 27, 1997.


Dated:  April 27, 1997

                              SHARE OWNERSHIP

      The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock, and the General Division Common Stock ("General Division Stock") and the Tissue Repair Division Common Stock ("TR Stock") of Genzyme Corporation ("Genzyme"), as of April 1, 1997 by
(i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the Chief Executive Officer and the three named executive officers, other than the Chief Executive Officer, of the Company, (iii) each director of the Company, and (iv) all current executive officers and directors of the Company as a group:

                                                      Shares of Common Stock
                                                       Beneficially Owned (1)
                                                       ----------------------
      Beneficial Owner                              Shares               Percent
      ----------------                              ------               -------

Henri A. Termeer...............................   7,592,865(2)             43.8%
c/o Genzyme Corporation
One Kendall Square
Cambridge, MA 02139

Genzyme Corporation............................   7,573,365(3)             43.7%
One Kendall Square
Cambridge, MA 02139

James A. Geraghty..............................     150,993(4)                *

Peter H. Glick.................................      51,441(5)                *

John B. Green..................................      47,867(6)                *

Harry M. Meade ................................      71,203(7)                *

Robert W. Baldridge............................      62,075(8)                *

Henry E. Blair.................................      11,000(9)                *

Francis J. Bullock.............................      13,000(10)               *

Alan E. Smith..................................       8,000(11)               *

Alan W. Tuck...................................      11,000(12)               *

All current executive officers and directors as
   a group (11 persons)........................   8,020,244(13)            45.2%

----------
* Indicates less than 1%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Except as described with respect to Mr. Termeer, ownership of shares of General Division Stock and TR Stock set forth in these footnotes represents, with respect to each named person, less than one percent of the outstanding shares of each class of stock.

(2) Includes 10,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997. Also includes 7,573,365 shares beneficially owned by Genzyme, including 145,000 shares subject to a currently-exercisable common stock warrant, as to all of which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is President, Chief Executive Officer and Chairman of the Board of Genzyme. Mr. Termeer also beneficially owns 960,782 and 135,348 shares of General Division Stock and TR Stock, respectively, which figures include options to purchase 927,500 and 112,147 shares of General Division Stock and TR Stock, respectively, that are exercisable within the 60-day period following April 1, 1997. In the aggregate, such ownership represents 1.3% of the outstanding shares of General Division Stock and less than one percent of the outstanding shares of TR Stock.

(3) Includes 145,000 shares subject to a common stock purchase warrant which is currently exercisable.

(4) Includes 143,891 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997. Mr. Geraghty also beneficially owns 19,400 and 1,755 shares of General Division Stock and TR Stock, respectively, which consist of options to purchase such shares that are currently exercisable or exercisable within the 60-day period following April 1, 1997.

(5) Includes 36,668 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997.

(6) Includes 42,808 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997.

(7) Includes 63,288 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997. Dr. Meade also beneficially owns 11,900 and 1,126 shares of General Division Stock and TR Stock, respectively, which consist of options to purchase such shares that are currently exercisable or exercisable within the 60-day period following April 1, 1997.

(8) Includes 59,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997.

(9) Includes 10,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997. Mr. Blair also beneficially owns 43,400 and 14,328 shares of General Division Stock and TR Stock, respectively, which include options to purchase 18,400 and 10,994 shares of General Division Stock and TR Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1997.

(10) Consists of shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997.

(11) Consists of shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997. Dr. Smith also beneficially owns 163,906 and 24,098 shares of General Division Stock and TR Stock, respectively, which include options to purchase 158,200 and 22,943 shares of General Division Stock and TR Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1997.

(12) Consists of 10,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997 and 1,000 shares as to which Mr. Tuck shares voting and investment power with his wife.

(13) Includes 397,455 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1997 and 7,573,365 shares owned by Genzyme, a corporation of which Mr. Termeer and Mr. Blair are directors and of which Mr. Termeer and Dr. Smith are officers. The Company's current directors and executive officers as a group beneficially own an aggregate of 1,199,388 and 176,655 shares of General Division Stock and TR Stock, respectively, which figures include options to purchase 1,135,400 and 148,965 shares of General Division Stock and TR Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1997. Such ownership represents 1.6% and 1.3% of the outstanding shares of General Division Stock and TR Stock, respectively.

                           ELECTION OF DIRECTORS

      The Board of Directors has fixed the number of directors at seven for the coming year. Pursuant to the Company's Restated Articles of Organization, the Board of Directors of the Company is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders. At the annual meeting of stockholders to be held on May 28, 1997, one director will be elected to hold office for a term of three years and until his successor is elected and qualified. The Board of Directors' nominee, Alan E. Smith, has consented to serve if elected. However, if he is unable to serve, proxies will be voted for such other candidate as may be nominated by the Board of Directors.

      Pursuant to the Company's by-laws, directors must be elected by a plurality of the votes properly cast at the meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes properly cast and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

      The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

                                                                         Present
                    Business Experience During Past Five      Director    Term
Name and Age            Years and Other Directorships          Since     Expires
------------        ------------------------------------      --------   -------

Henri A. Termeer    Mr. Termeer is Chairman of the Board of     1993       1998
Age: 51             Directors. He has served as President of
                    Genzyme Corporation since October 1983,
                    Chief Executive Officer of Genzyme since
                    December 1985 and Chairman of the Board
                    of Genzyme since May 1988. Mr. Termeer
                    is a director of Abiomed, Inc.,
                    AutoImmune Inc., Geltex, Inc., and
                    Diacrin, Inc., as well as a trustee of
                    Hambrecht & Quist Healthcare Investors
                    and Hambrecht & Quist Healthcare Life
                    Sciences Investors.

Robert W. Baldridge Mr. Baldridge is Vice Chairman of the       1994       1998
Age: 62             Board of Directors of the Company. Mr.
                    Baldridge served as a director of TSI
                    Corporation from November 1990 until its acquisition by the Company in October
                    1994, and was Chairman and Chief
                    Executive Officer of TSI from April 1993 to October 1994. He has served as an independent financial consultant and investment banker since June 1988, in which capacity he was affiliated with Downer & Company, investment bankers, between June 1990 and September 1995.

                                                                         Present
                    Business Experience During Past Five      Director    Term
Name and Age            Years and Other Directorships          Since     Expires
------------        ------------------------------------      --------   -------

Henry E. Blair      Mr. Blair is a consultant to several        1993       1999
Age: 53             companies, including Genzyme. Prior to
                    January 1990, Mr. Blair was Senior Vice
                    President, Scientific Affairs of
                    Genzyme. Before joining Genzyme in 1981, he was Associate Director of the New
                    England Enzyme Center at Tufts
                    University School of Medicine. Mr. Blair is also a director of Genzyme, Dynagen, Inc. and Celtrix Pharmaceuticals, Inc.

Francis J. Bullock  Dr. Bullock has been a senior consultant    1994       1999
Age: 60             with Arthur D. Little, Inc. since
                    September 1993, prior to which he was
                    Senior Vice President, Research
                    Operations, of Schering-Plough Research
                    Institute, a position he held from 1981
                    until August 1993.

James A. Geraghty   Mr. Geraghty has been the President,        1993       1998
Age: 42             Chief Executive Officer and a director
                    of the Company since its incorporation
                    in February 1993. Mr. Geraghty joined
                    Genzyme in September 1992, where he was
                    a Vice President for Corporate
                    Development and the General Manager of
                    the transgenics business unit until the
                    incorporation of the Company. Mr.
                    Geraghty was Vice President of the
                    Prescription Services Division of
                    Caremark International from June to
                    September 1992, which was then a unit of Baxter International. Prior to that, he held a variety of general management and strategy consulting positions with Bain and Company and with companies in the Bain Venture Capital portfolio.

*Alan E. Smith      Dr. Smith has been the Senior Vice        1993         1997
Age: 51             President, Research of Genzyme since
                    August 1989 and its Chief Scientific
                    Officer since September 1996. Prior to
                    joining Genzyme, he was Vice
                    President-Scientific Director of
                    Integrated Genetics, Inc., a
                    biotechnology company, from November
                    1984 until its acquisition by Genzyme in August 1989. From October 1980 to
                    October 1984, Dr. Smith was head of the
                    Biochemistry Division of the National
                    Institute for Medical Research in
                    London.

                                                                         Present
                    Business Experience During Past Five      Director    Term
Name and Age            Years and Other Directorships          Since     Expires
------------        ------------------------------------      --------   -------

Alan W. Tuck        Mr. Tuck is Executive Vice President and   1993        1999
Age: 48             Chief Strategic Officer of Biocode,
                    Inc., a privately-held biotechnology
                    company focused on covert product
                    marking and is Chief Strategic Officer
                    of Immulogic Pharmaceutical Corporation, a publicly-held biotechnology company focused on diseases of the immune system. From February 1992 through May
                    1996, Mr. Tuck was President and Chief
                    Executive Officer of T Cell Sciences,
                    Inc. Mr. Tuck joined T Cell Sciences
                    after four years as Vice President,
                    Marketing and Business Development of
                    Biogen, Inc.

----------
*  Indicates a nominee for election as director

      The Board of Directors held four meetings during fiscal year 1996, and each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board held during 1996 and (2) the total number of meetings held in 1996 by all committees of the Board on which he then served.

      The Company has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee, consisting of Messrs. Baldridge, Blair and Tuck, held three meetings in 1996. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting systems. The committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

Director Compensation

      Director Fees. All directors not employed by the Company or Genzyme receive $1,000 for each meeting of the Board of Directors attended in person, $400 for each meeting of the Board of Directors attended by telephone conference call and $400 for each committee meeting attended in person.

      1993 Director Stock Option Plan. All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Company's 1993 Director Stock Option Plan (the "Director Plan"), except for Mr. Termeer who has irrevocably elected not to participate in the Director Plan. Options under the Director Plan are automatically granted once a year, at the annual meeting of stockholders of the Company, to Eligible Directors elected or reelected at the meeting. Each such Eligible Director receives an option to purchase 2,000 shares of Common Stock for each year of the term of office to which the director is elected (normally 6,000 shares for election to a three-year term of office). In addition, upon the election of an Eligible Director other than at an annual meeting, such director is automatically granted an option to purchase 2,000 shares of Common Stock for each year or portion thereof of the term of office to which he or she is elected. Options become exercisable with respect to 2,000 shares on the date on which the option was granted and on the date of each annual meeting of stockholders thereafter, so long as the optionee is then a director of the Company. The options have a term of ten years and an exercise price, payable in cash or shares of Common Stock, equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported by the Nasdaq National Market System.

      Grant of Stock Option. On February 7, 1995, the Board of Directors voted to grant Mr. Termeer a non-qualified stock option to purchase 10,000 shares of Common Stock. The option became exercisable as to 6,000 shares on the date of the 1995 annual meeting of stockholders and as to 2,000 shares on the date of the 1996 annual meeting of the stockholders, and will become exercisable with respect to an additional 2,000 shares on the date of the 1997 annual meeting of stockholders, provided that Mr. Termeer is a member of the Board of Directors at the opening of business on that date. The option has a term of ten years and an exercise price of $3.625, payable in cash or shares of Common Stock.

      Consulting Agreement. Under the terms of an Employment and Consulting Agreement dated October 1, 1994 among the Company, TSI and Mr. Baldridge, Mr. Baldridge agreed to provide full-time services to the Company for a one-year term that expired on October 1, 1995 and part-time consulting services to the Company and Genzyme during the five-year period thereafter. During the current five-year consulting term, Mr. Baldridge receives a consulting fee equal to $132,000 per year. Pursuant to the Employment and Consulting Agreement, Mr. Baldridge was granted an option to purchase 35,000 shares of Common Stock. By its terms, such option became exercisable with respect to 20% of such shares on the date of grant and with respect to an additional 20% in each of October 1995 and 1996. Such option will become exercisable with respect to an additional 20% of such shares in each of October 1997 and 1998.

                          EXECUTIVE COMPENSATION

      The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers and the bases for Mr. Geraghty's compensation as Chief Executive Officer. The following graph shows the cumulative total shareholder return on the Company's Common Stock over the period from July 30, 1993 (the end of the first trading month of the Company's Common Stock) to December 31, 1996, as compared with that of the S&P 500 Composite Index and the Coopers & Lybrand Biotech Index.

                 Comparison of the Cumulative Total Return Among
            Genzyme Transgenics Corporation, the S&P 500 Index, and
                      the Coopers & Lybrand Biotech Index *


  7/9/93         12/31/93      12/30/94     12/29/95     12/31/96

    100              83*           25           54           75
    100             105           106          146          180
    100             122           115          208          216

----------

* Assumes $100 invested on July 29, 1993 in Genzyme Transgenics Corporation Common Stock, the S&P 500 Index and the Coopers & Lybrand Biotech Index, with all dividends, if any, being reinvested.

             Compensation Committee Report on Executive Compensation

     Two of the Company's executive officers, Henri A. Termeer, Chairman of the Board, and Evan M. Lebson, Treasurer, are officers of Genzyme and are compensated by Genzyme, although the Company has reimbursed Genzyme for a part of Mr. Lebson's cash compensation under the Services Agreement between the Company and Genzyme. See "Compensation Committee Interlocks and Insider Participation -- Services Agreement."

   The Compensation Committee of the Board of Directors determines the compensation to be paid to all other executive officers of the Company, including the Chief Executive Officer. The Compensation Committee also administers the Company's 1993 Equity Incentive Plan (the "Equity Plan"), including the grant of stock options and other awards under the Equity Plan. The Compensation Committee, which held four meetings during 1996, is currently composed of Messrs. Bullock (Chairman), Blair and Tuck.

   The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company by maintaining a competitive salary structure as compared with other biotechnology and contract research companies and by aligning compensation with the achievement of business objectives and individual and corporate performance. The Company's executive compensation package is composed of three elements: base salary, annual incentive bonuses based on corporate and individual performance, and initial, annual and other periodic grants of stock options under the Equity Plan.

   Base Salary and Bonus Compensation.

       Executive Officers Other than Mr. Geraghty. The 1996 base salary and maximum potential bonus for Mr. Glick, Mr. Green and Dr. Meade were fixed by the Committee, based on each executive's prior performance, tenure and responsibility, as well as independent compensation data. The Committee established a maximum bonus opportunity for each such executive equal to 25% of his base salary. Pursuant to the Company's 1996 Executive Bonus Program, adopted by the Committee in March 1996, the determination of the achievement of 1996 bonuses to executive officers was based 50% on certain quantitative criteria (company-wide revenue and loss before tax in the case of Mr. Green; revenue and profit for the testing unit in the case of Mr. Glick; and transgenic research and development revenue and loss in the case of Dr. Meade), each as compared to budget projections. Achievement of the remaining 50% of each executive's maximum bonus opportunity was to be determined on the basis of qualitative criteria, as evaluated by the Chief Executive Officer. Since the testing unit failed to meet its projected profit levels for 1996, Mr. Green and Mr. Glick received less than their maximum bonus opportunities under the 1996 Executive Bonus Program. Dr. Meade received the maximum bonus payment.

       Chief Executive Officer. In light of the Company's analysis of compensation data for comparable executive positions gathered from surveys prepared by independent compensation consultants, the Committee set Mr. Geraghty's 1996 base salary at $190,000, to be increased to $205,000 effective July 1, 1996, and fixed a maximum bonus opportunity of 40% of his 1996 base salary. The Committee also considered Mr. Geraghty's penetration into the salary range indicated by the compensation survey data in relation to his length of service with the Company, his overall job performance, the desirability of making a greater portion of overall cash compensation depend on performance-based bonuses rather than base salary, the need to achieve the Company's corporate budget, as well as the long-term intangible objectives that the Committee expects to provide a future competitive advantage for the Company, including the manufacture and delivery of high-quality products and services, increased productivity, increased market share in strategic markets, management development and executive continuity.

   Pursuant to the 1996 Executive Bonus Program, the Committee established a maximum bonus opportunity for Mr. Geraghty of 40% of his base salary, achievement of which was based 50% on company-wide revenue and loss before tax and 50% of which was based on the Committee's qualitative evaluation of Mr. Geraghty's performance. In March 1997, the Committee awarded Mr. Geraghty a bonus of $71,750 under the 1996 Executive Bonus Program, representing less than Mr. Geraghty's maximum bonus opportunity for 1996 since, although company-wide revenue exceeded the 1996 target, the Company failed to meet its 1996 profit/loss targets.

   In addition, the Committee decided to pay Mr. Geraghty a one-time bonus of $7,500 in July 1996, based on the Committee's qualitative assessment of his performance during the first half of the year.

   Stock Options.

   In March 1996, the Committee approved an annual option grant to purchase 13,853 shares of Common Stock to Mr. Geraghty. The decision to do so was made in light of the number and percentage of outstanding stock options currently held by Mr. Geraghty and in light of the size of the annual stock option grants to the other executive officers. The Committee concluded that such a grant, considered with prior grants, was in keeping with ranges for equity compensation for Chief Executive Officers of similar companies. Also in March 1996, the Committee approved annual option grants covering 6,220 shares to each of the Company's other executive officers. The option exercise price for each of these annual option grants is $8.875 per share.

   In addition to the annual grants described above, the Committee also adopted, in March 1996, the Company's 1996 Executive Officer Option Program pursuant to which Mr. Geraghty received an additional stock option covering 18,250 shares and the other executive officers of the Company each received additional options to purchase 6,500 shares. Each such option becomes exercisable in September 2005, subject to acceleration upon the attainment of an average closing price of the Company's Common Stock, over any thirty consecutive trading days, in excess of any of (i) $9.12 prior to March 31, 1997, (ii) $13.68 prior to March 31, 1998, (iii) $20.52 prior to March 31, 1999, (iv) $30.78 prior to March 31, 2000, or (v) $46.17 prior to March 31, 2001. The exercise price for each of the options granted pursuant to the 1996 Executive Officer Option Program is $6.08 per share.

   Compensation Deductibility.

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of that limit. Although the Company currently does not expect to have compensation exceeding this one-million-dollar limit, the Equity Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted thereunder to permit such awards to qualify for the exclusion from the limitation on deductibility for performance-based compensation. The Compensation Committee will continue to assess the impact of
Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.


                              By the Compensation Committee,

                              Francis J. Bullock
                              Henry E. Blair
                              Alan W. Tuck

   The following tables set forth certain compensation information for the Chief Executive Officer of the Company and the three named executive officers of the Company, other than the Chief Executive Officer, during the fiscal year ended December 29, 1996.

                           Summary Compensation Table

                                                                              LONG-TERM
                                                                            COMPENSATION
                                           ANNUAL COMPENSATION                 AWARDS
                                 --------------------------------------  ---------------------
                                                                         Securities Underlying    All Other
 Name and Principal Position     Year         Salary           Bonus           Options (#)       Compensation
--------------------------------------------------------------------------------------------------------------
 James A.Geraghty                1996          $197,500         $79,250         32,103            $  4,002 (2)
  Chief Executive Officer        1995          $175,000         $65,275         60,000            $ 14,235 (1)

                                 1994          $155,846         $38,000         17,250            $     0

 Peter H. Glick                  1996          $135,000         $25,313         12,720            $  4,668 (2)
  VP, Marketing and              1995          $119,808         $20,774         20,000            $  3,594 (2)
  Business Development           1994           $30,192         $35,000         25,000            $  2,979 (2)

 John B. Green                   1996          $135,000         $29,531         12,720            $  4,007 (2)
  VP, Chief Financial            1995          $122,635         $14,367         25,000            $  3,548 (2)
  Officer                        1994          $ 28,000         $35,000         20,000            $  2,925 (2)

 Harry M. Meade                  1996          $126,000         $31,500         12,720            $  2,177 (2)
  VP, Transgenics Research       1995          $120,000         $22,038         20,000            $    697 (2)
                                 1994          $109,735         $20,000          6,000            $  1,372 (2)
==============================================================================================================

(1) The reported amount includes employer contributions of $741 under the Genzyme Transgenics Corporation 401(k) Plan and relocation expenses of $13,494.

(2) The reported amount represents employer contributions under the Genzyme Transgenics Corporation 401(k) Plan.

                                             Option Grants In Last Fiscal Year
                                 Individual Grants
-------------------------------------------------------------------------------------
                      Number of           Percent of       Weighted                    Potential realizable value at assumed
                      securities         total options      Average                            annual rates of stock
                      underlying          granted to      Exercise or                      price appreciation for option
                       options           employees in     base price   Expiration                    term (1)
Name                  granted(#)          fiscal year      ($/share)      date       0%($)              5%($)                10%($)
------------------------------------------------------------------------------------------------------------------------------------
James A. Geraghty     32,103 (2)             6.4%               7.29       (2)         0               147,181              372,985

Peter H. Glick        12,270 (3)             2.5%               7.45       (3)         0                57,488              145,687

John B. Green         12,720 (3)             2.5%               7.45       (3)         0                57,488              145,687

Harry M. Meade        12,720 (3)             2.5%               7.45       (3)         0                57,488              145,687

All stockholders          --                  --                  --       --          0            79,528,357          201,540,470
------------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of the Common Stock would have to be approximately 63% and 159% above the respective weighted average exercise or base price shown. The amount shown for all stockholders reflects the potential value to all stockholders if the price of the Common Stock appreciates at such rates over the term of the options, assuming a purchase in 1996 at the total weighted average exercise price of all options described above ($7.37).

(2) Represents two option grants: (a) a grant covering 13,853 shares at a price of $8.875 per share, exercisable with respect to 20% of the underlying shares on the date of grant and an additional 20% of the underlying shares on each of the next four anniversaries of the date of grant, which option expires on May 15, 2006; and (b) a grant covering 18,250 shares at a price of $6.08 per share, fully exercisable on September 13, 2005, subject to acceleration upon the attainment of an average closing price of the Company's Common Stock, over any thirty consecutive trading days, in excess of any of (i) $9.12 prior to March 31, 1997, (ii) $13.68 prior to March 31, 1998, (iii) $20.52 prior to March 31, 1999, (iv) $30.78 prior to March 31,
    2000, or (v) $46.17 prior to March 31, 2001, which option expires on March 13, 2006.

(3) Represents two option grants: (a) a grant covering 6,220 shares at a price of $8.875 per share, exercisable with respect to 20% of the underlying shares on the date of grant and an additional 20% of the underlying shares on each of the next four anniversaries of the date of grant, which option expires on May 15, 2006; and (b) a grant covering 6,500 shares at a price of $6.08 per share, fully exercisable on September 13, 2005, subject to acceleration upon the attainment of an average closing price of the Company's Common Stock, over any thirty consecutive trading days, in excess of any of (i) $9.12 prior to March 31, 1997, (ii) $13.68 prior to March 31, 1998, (iii) $20.52 prior to March 31, 1999, (iv) $30.78 prior to March 31,
    2000, or (v) $46.17 prior to March 31, 2001, which option expires on March 13, 2006.

               Aggregated Option Exercises In Last Fiscal Year And
                          Fiscal Year-End Option Value

                                                       Number of Securities      Value of Unexercised
                                                      Underlying Unexercised          in-the-Money
                                                             Options at                Options at
                          Shares                        Fiscal Year-End (#)       Fiscal Year-End ($)
                        Acquired on       Value            Exercisable/              Exercisable/
    Name                Exercise (#)   Realized ($)         Unexercisable           Unexercisable (1)
-----------------------------------------------------------------------------------------------------
James A. Geraghty            0              0            134,121 / 74,232          144,113 / 66,075

Peter H. Glick               0              0             33,424 / 29,596           90,750 / 50,500

John B. Green                0              0             38,564 / 34,556           74,000 / 66,000

Harry M. Meade               0              0             48,844 / 29,876           42,000 / 18,000
=====================================================================================================

(1) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on December 27, 1996 as reported by the Nasdaq National Market System, which closing price was $6.00.

                      EXECUTIVE EMPLOYMENT AGREEMENTS

    James A. Geraghty. Under the terms of an Employment Agreement between Mr. Geraghty and the Company, Mr. Geraghty's annual base salary, which has been set at $234,000 for the 1997 calendar year, will be no less than $190,000 per annum. He is also eligible to receive performance and incentive bonuses as determined by the Company's Compensation Committee, which has set his maximum cash bonus for 1997 at 40% of such base salary.

    Peter H. Glick. Under the terms of an Employment Agreement between Mr. Glick and the Company, Mr. Glick's annual base salary, which has been set at $154,000 for the 1997 calendar year, will be no less than $135,000 per annum. He is also eligible to receive performance and incentive bonuses as determined by the Company's Compensation Committee, which has set his maximum cash bonus for 1997 at 25% of such base salary.

    John B. Green. Under the terms of an Employment Agreement between Mr. Green and the Company, Mr. Green's annual base salary, which has been set at $150,000 for the 1997 calendar year, will be no less than $135,000 per annum. He is also eligible to receive performance and incentive bonuses as determined by the Company's Compensation Committee, which has set his maximum cash bonus for 1997 at 25% of such base salary.

    Harry M. Meade. Under the terms of an Employment Agreement between Dr. Meade and the Company, Dr. Meade's annual base salary, which has been set at $156,000 for the 1997 calendar year, will be no less than $126,000 per annum. Under the agreement, he is also eligible to receive bonuses based on individual and Company performance, and the Company's Compensation Committee has established a maximum bonus for 1997 equal to 25% of such base salary.

    Each of the foregoing agreements will remain in effect until terminated in accordance with its terms. In the event that the Company terminates any of the foregoing employees without cause or if any of such employees terminates his agreement upon a "change of control" of the Company, as such term is defined in each of the employment agreements, such employee will immediately be paid the maximum bonus for the year of termination, prorated on the basis of the portion of the year completed, and will continue to receive his then current base salary for a severance period. In the case of Mr. Geraghty, the severance period is two years. In the case of Mr. Green, the severance period in the event of a "change of control" is two years and otherwise is one year. In the cases of Mr. Glick and Dr. Meade, the severance period is one year. If any of the foregoing employees terminates his agreement upon a change of control, such severance payments will be reduced by income which such employee derives during the relevant severance period from a subsequent employer. In any case in which the Company must pay severance upon a change of control, outstanding stock options held by the affected employee which are not then exercisable shall immediately become exercisable.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Three members of the Company's Board of Directors serve as directors and/or executive officers of Genzyme; Mr. Termeer is Chairman of the Board, President and Chief Executive Officer, Mr. Blair is a director and Dr. Smith is an executive officer. In connection with and following the Company's initial public offering in July 1993, the Company entered into various agreements with Genzyme which are summarized below. In 1996, the Company paid Genzyme an aggregate of $3.8 million and received an aggregate of $75,000 from Genzyme pursuant to the research and development agreement, the services agreement and the lease agreement described below.

      Technology Transfer Agreement. Under the Technology Transfer Agreement dated May 1, 1993, Genzyme transferred substantially all of its transgenic assets and liabilities to GTC, including its ownership interest in SMI Genzyme Ltd., a joint venture between Genzyme and Sumitomo Metal Industries Ltd. (the "Joint Venture") assigned its relevant contracts and licensed to the Company technology owned or controlled by it and relating to the production of recombinant proteins in the milk of transgenic animals (the "Field") and the purification of proteins produced in that matter. The license is worldwide and royalty free as to Genzyme, although GTC is obligated to Genzyme's licensors for any royalties due them. As long as Genzyme owns less than 50% of GTC, Genzyme may use the transferred technology, or any other technology it subsequently acquires relating to the Field, without any royalty obligation to the Company, provided Genzyme may not offer transgenic production services to third parties.

      Research & Development Agreement. Pursuant to the R&D Agreement, Genzyme and GTC agreed, until May 1, 1998, to provide research and development services to the other relating, in the case of GTC, to transgenic production of recombinant proteins and, in the case of Genzyme, to the purification of such proteins. Each company receives payments from the other equal to the performing party's fully allocated cost of such services, which can be no less than 80% of the annual budgets established by the parties under the R&D Agreement, plus, in most cases, a fee equal to 10% of such costs.

      Services Agreement. Under a services agreement between GTC and Genzyme (the "Services Agreement"), GTC pays Genzyme a fixed monthly fee for basic laboratory and administrative support services provided by Genzyme. The monthly fee is adjusted annually, based on the services to be provided and changes in Genzyme's cost of providing the services. The Services Agreement is self-renewing annually and may be terminated upon 90 days notice by either party to the other party.

      Lease. GTC leases a portion of Genzyme's facilities in Framingham, Massachusetts (the "Lease"). GTC paid Genzyme $178,000 under the Lease in 1996.

      The Company and Genzyme have also entered into the following agreements.

      AT-III Development Funding. Under the Convertible Debt and Funding Agreement dated March 29, 1996, as amended (the "Convertible Debt Agreement"), Genzyme has agreed to fund transgenic AT-III development through the second quarter of 1997 in exchange for co-marketing rights to AT-III in all territories other than Asia. Such marketing rights will terminate if a further agreement is not executed by the parties prior to June 30, 1997.

      Convertible Debt Agreement. Under the Convertible Debt Agreement, Genzyme also agreed to provide a revolving line of credit in the amount of $10 million. As of December 29, 1996, $1,673,000 of debt had been converted into 219,565 shares of Common Stock, leaving $8,327,000 available on the revolving line of credit, which expires on March 31, 1998. As of December 29, 1996, there was no balance outstanding on the line of credit.

      Credit Line Guaranty, Term Loan Guaranty and Lien. The Company obtained a credit line in July 1995 and a term loan in December 1995 with a commercial bank, each secured by Genzyme's guaranty of the Company's obligations thereunder (up to $9.8 million at December 29, 1996). The Company has agreed to reimburse Genzyme for any liability Genzyme may incur under such guaranty and has granted Genzyme a first lien on all of the Company's assets to secure such obligation.

          PROPOSAL TO AMEND THE 1993 EMPLOYEE STOCK PURCHASE PLAN

General

      The Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in May 1993 and approved by Genzyme as the sole stockholder of the Company in June 1993. The purpose of the Purchase Plan is to provide full-time employees of the Company an opportunity to purchase shares of Common Stock on favorable terms.

      A total of 300,000 shares of Common Stock were originally reserved for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. As of April 8, 1997, 520 employees were eligible to participate in the Purchase Plan and 314,262 shares had been purchased under the plan. The closing price of the Company's Common Stock on April 8, 1997, as reported by the Nasdaq National Market System, was $8.266.

Proposed Amendment to the 1993 Employee Stock Purchase Plan

      The Board of Directors has voted, subject to the approval of the stockholders, to increase the aggregate number of shares of Common Stock issuable under the Purchase Plan from 300,000 to 900,000, subject to adjustment for stock splits and similar capital changes, to ensure that a sufficient number of shares are available to be issued to eligible employees under the Purchase Plan.

Grant of Rights and Administration of the Plan

      The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Rights to purchase shares of Common Stock under the plan are granted at the discretion of the Company's Board of Directors, which, through an administrator, determines the frequency and duration of individual offerings under the plan and the date(s) when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share of Common Stock in an offering is 85% of the lower of its fair market value on the first day of an offering period, or the applicable exercise date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Board of Directors. The Purchase Plan terminates on May 1, 2003.

      In accordance with Section 423 of the Code, no employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or of the value of all classes of stock of the Company (including stock which may be purchased through subscriptions under the Purchase Plan or any other plans) nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the offering begins) through the plan in any calendar year. The plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Purchase Plan.

Federal Income Tax Consequences Relating to Employee Stock Purchase Plan

      Participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan.

      If no disposition of shares purchased under the Purchase Plan is made by the participant within two years from the offering commencement date or within one year from the purchase date, then (a) upon sale of such shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income with any additional gain taxed as a long-term capital gain and any loss sustained is treated as a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes.

      If the participant dies at any time while owning shares purchased under the Purchase Plan, then (a) 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death and (b) no deduction is allowed to the Company for Federal income tax purposes.

      If shares of Common Stock purchased under the Purchase Plan are disposed of prior to the expiration of the two-year and one-year holding periods described above, then (a) the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and (b) the Company is entitled to deduct such amount. Any further gain or loss is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

Vote Required

      The affirmative vote by the holders of a majority of the shares present, or represented, and entitled to vote at the meeting is required to approve the amendment to the Purchase Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

             PROPOSAL TO AMEND THE 1993 EQUITY INCENTIVE PLAN

General

      The Equity Plan was adopted by the Board of Directors in May 1993 and approved by Genzyme as the sole stockholder of the Company in June 1993. The purpose of the Equity Plan is to attract and retain key employees and consultants of the Company and its affiliates. The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock and stock units (the "Awards") to employees and consultants of the Company and its affiliates ("Eligible Persons").

      Currently, Awards may be made under the Equity Plan for up to a total of 2,015,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes. In addition, options to purchase an aggregate of 224,350 shares of Common Stock (the "Assumed Options") were granted as a result of the Company's assumption of outstanding options to purchase shares of TSI Common Stock in connection with the October 1994 acquisition of TSI by the Company. Options may be granted under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the number of shares available for award under the Equity Plan.

      As of April 8, 1997, 520 employees were eligible to participate in the Equity Plan and options to purchase an aggregate of 1,864,054 shares of Common Stock had been granted, excluding the Assumed Options. Of these, options to purchase 242,380 shares had been cancelled, options to purchase 121,624 had been exercised and options to purchase an aggregate of 1,500,050 shares remained outstanding, leaving only 393,326 shares available for new Awards under the Equity Plan. No stock appreciation rights, performance shares, restricted stock, stock units or other stock-based awards have been granted under the Equity Plan. The closing price of the Company's Common Stock on April 8, 1997, as reported by the Nasdaq National Market System, was $8.266.

Administration and Eligibility

      Awards are made by the Compensation Committee which has been designated by the Board of Directors to administer the Equity Plan. The Compensation Committee may delegate to one or more officers the power to make awards under the Equity Plan to persons other than officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

      Awards under the Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. However, the exercise price of any stock option granted under the Equity Plan may not be less than the fair market value of the Common Stock on the date of grant.

      The Compensation Committee has adopted guidelines for the number of annual and new hire options awarded to employees of the Company, other than employees who are subject to Section 16 of the Exchange Act. These guidelines are based on the salary grade of the employee and provide for the grant of incentive stock options at fair market value on the date of grant. The Compensation Committee has delegated to the President the power to make awards under the Equity Plan, in amounts consistent with the guidelines, to employees that are not subject to
Section 16 of the Exchange Act. The guidelines may be changed by the Compensation Committee at any time.

Proposed Amendment to the 1993 Equity Incentive Plan

      The Board of Directors has voted, subject to approval of the stockholders, to increase the number of shares of Common Stock that may be subject to Awards under the Equity Plan by 500,000 shares (the "Additional Shares") to an aggregate of 2,515,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to Eligible Persons in the future.

Federal Income Tax Consequences Relating to Stock Options

      Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Equity Plan.

      If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

      If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

      Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

Vote Required

      The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the amendment to the Equity Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

           PROPOSAL TO AMEND THE 1993 DIRECTOR STOCK OPTION PLAN

General

      The purpose of the Company's 1993 Director Stock Option Plan (the "Director Plan") is to attract and retain qualified persons, who are not also officers or employees of the Company, to serve as directors of the Company and to encourage stock ownership in the Company by such directors so as to provide additional incentives to promote the Company's success. The Director Plan currently authorizes the grant of nonstatutory stock options for the purchase of a maximum of 50,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to Eligible Directors as defined below. As of the date hereof, options to purchase an aggregate of 50,000 shares of Common Stock have been granted under the Director Plan, leaving no shares available for future grants.

      All non-employee directors of the Company ("Eligible Directors") are eligible to participate in the Director Plan, except Mr. Termeer, who has irrevocably elected not to participate. Currently, five of the Company's seven directors are eligible to participate in the Director Plan.

      For a description of the Director Plan, see "Election of Directors-Director Compensation."

Proposed Amendment to the 1993 Director Stock Option Plan

      The Board of Directors has voted, subject to approval of the stockholders, to increase the number of shares of Common Stock that may be subject to grants under the Director Plan by 50,000 shares to an aggregate of 100,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to Eligible Directors in the future.

Federal Income Tax Consequences Relating to Director Plan Options

      Options granted under the Director Plan are nonstatutory stock options. No income is realized by the director at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the director in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by Genzyme.

Vote Required

      The affirmative vote of the holders of a majority in interest of the Common Stock present, or represented by proxy, and entitled to vote at the meeting is required to approve the proposed amendment to the Director Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

     PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION

Proposed Amendment

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to Article III of the Company's Restated Articles of Organization to increase the total number of shares of Common Stock that the Company is authorized to issue from 24,000,000 shares to 40,000,000 shares. As of April 1, 1997, as adjusted to reflect the proposed increases in reserves under the Purchase Plan, the Equity Plan and the Director Plan, the Company had 17,198,532 shares of Common Stock outstanding, 1,893,376 shares reserved for issuance (but not issued) under the Equity Plan, 50,000 shares reserved for issuance (but not issued) under the Director Plan, 10,000 shares subject to non-plan options, and 190,600 shares subject to outstanding common stock purchase warrants.

     The Board of Directors therefore believes the proposed amendment is advisable to ensure that there will be an adequate number of authorized and unissued shares for future equity financing arrangements, acquisitions, stock splits and other events.

Vote Required

     The affirmative vote of a majority or shares outstanding and entitled to vote at the meeting is required to approve the proposed amendment to the Company's Restated Articles of Organization. Broker non-votes and abstentions will have the effect of a negative vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                           CERTAIN TRANSACTIONS

      Directors Termeer, Blair and Smith are also directors and/or executive officers of Genzyme. The Company and Genzyme are involved in a number of financial and business transactions with one another. See "Compensation Committee Interlocks and Insider Participation."

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 29, 1996, all
Section 16(a) filing requirements applicable to ten percent stockholders known to the Company were complied with and all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that one report of a transaction by Genzyme Corporation was not filed in a timely fashion.

              INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P., independent accountants, examined the Company's financial statements for the year ending December 29, 1996. The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as the Company's auditors for its fiscal year ending December 28, 1997. Representatives of Coopers & Lybrand L.L.P. are expected to attend the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

                    DEADLINE FOR STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 1998 annual meeting of stockholders, it must be received by the Company at Five Mountain Road, Framingham, Massachusetts 01701, Attention: John B. Green, no later than December 29, 1997.

                       ADVANCE NOTICE PROVISIONS FOR
                   STOCKHOLDER PROPOSALS AND NOMINATIONS

     The by-laws of the Company provide that, in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Chairman of the Board, President, Treasurer or Clerk of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee, and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date other than the third Thursday in May and notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                         EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company, in person or by telephone.

                               OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.


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